                                                            EXHIBIT EX-99.14.n.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement.




/s/ Arthur Andersen LLP

Vienna, Virginia

December 8, 2000